UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RESPIRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1304989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1010 Murry Ridge Lane
Murrysville, Pennsylvania 15668-8525
(724) 387-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven P. Fulton
Vice President and General Counsel
Respironics, Inc.
1010 Murry Ridge Lane
Murrysville, Pennsylvania 15668-8525
(724) 387-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven P. Fulton
Vice President and General Counsel
Respironics, Inc.
1010 Murry Ridge Lane
Murrysville, Pennsylvania 15668-8525
(724) 387-5200

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
On February 22, 1996, Respironics, Inc. (the “Company”) filed a registration statement on Form S-3 (Reg. No. 333-01135) (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of 3,484,500 shares of common stock, par value $0.01 per share, including the associated common stock acquisition rights (such rights, together with such shares of Respironics’ common stock, the “Shares”). This Post-Effective Amendment No. 1 is an amendment to the Registration Statement. On March 14, 2008 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of December 20, 2007, as amended, among the Company, Philips Holding USA Inc. and Moonlight Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company with the Company being the surviving corporation. All offerings under the Registration Statement have been terminated and the Company hereby removes from registration all such Shares.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murrysville, State of Pennsylvania on the 26th day of March 2008.

RESPIRONICS, INC.
By:	/s/ John L. Miclot
	Name:	John L. Miclot
	Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of March 2008.

Signature	Capacity

/s/ John L. Miclot John L. Miclot	Chief Executive Officer and President (Principal Executive Officer)

/s/ Daniel J. Bevevino Daniel J. Bevevino	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph E. Innamorati Joseph E. Innamorati	Director

/s/ Pamela L. Dunlap Pamela L. Dunlap	Director